As filed with the Securities and Exchange Commission on August 3, 2007
Registration Statement No. 333-42293

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-2531304 (I.R.S. Employer Identification No.)
c/o Morgan Stanley
1585 Broadway
New York, New York 10036
(212) 761-4000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Morgan Stanley
1585 Broadway
New York, New York 10036
Attention: Barbara L. Burns
(212) 762-4744
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Gilbert G. Menna, Esq.
John T. Haggerty, Esq.
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA
(617) 570-1000

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-4, as amended, (Registration No. 333-42293) of Crescent Real Estate Equities Limited Partnership (“Crescent”).
     On August 3, 2007, pursuant to the terms of an Agreement and Plan of Merger, by and among Crescent Real Estate Equities Company (the “Company”), Crescent, Moon Acquisition Holdings LLC (“Parent”), Moon Acquisition LLC (“REIT Merger Sub”) and Moon Acquisition Limited Partnership (“Partnership Merger Sub”), dated as of May 22, 2007, the Company merged with and into REIT Merger Sub, with REIT Merger Sub as the surviving entity (the “REIT Merger”). Immediately following the REIT Merger, Partnership Merger Sub merged with and into Crescent, with Crescent as the surviving limited partnership (the “Partnership Merger”). Parent, REIT Merger Sub and Partnership Merger Sub are affiliates of Morgan Stanley Real Estate.
     In connection with the Partnership Merger, Crescent hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this third day of August 2007.

CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP By: MOON ACQUISITION HOLDINGS LLC, its General Partner

By:	/s/ Michael J. Franco
Michael J. Franco
Principal Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Michael J. Franco	Principal Executive Officer of Moon	August 3, 2007
Michael J. Franco	Acquisition Holdings LLC

/s/ John B. Kessler	Principal Financial Officer of Moon	August 3, 2007
John B. Kessler	Acquisition Holdings LLC

/s/ R. Gregory Fox	Principal Accounting Officer of	August 3, 2007
R. Gregory Fox	Moon Acquisition Holdings LLC